For Immediate Release

FIRST PACTRUST BANCORP SENIOR NOTES BEGIN TRADING

IRVINE, Calif., May 11, 2012 — First PacTrust Bancorp, Inc. (Nasdaq: BANC), the holding company for PacTrust Bank, today announced that  its senior notes have begun trading on the NASDAQ Global Market under the symbol “BANCL.” The notes, due 2020, will trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the notes that is not included in the trading price.  The NASDAQ official open price on Thursday, May 10, 2012 was $24.85 per note.

About the Company

First PacTrust Bancorp, Inc. is the parent holding company of PacTrust Bank and is headquartered in Irvine, California. The company currently operates through 15 banking offices, including one  loan production office, serving primarily San Diego, Riverside, Orange and Los Angeles counties in California.

Cautionary Statement Regarding Forward-Looking Information:

This press release and certain of our filings with the SEC contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. When used in this press release and in other public shareholder communications, in documents filed with or furnished to the SEC, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify forward-looking statements within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995.  These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Cautionary Notice Regarding Forward-Looking Statements.” The Company believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Investor Relations Inquiries:
Gregory A. Mitchell, President and CEO
First PacTrust Bancorp, Inc.
(949) 236-5200